Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2012 THIRD QUARTER RESULTS

CARMEL, IN, October 25, 2012—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the third quarter of 2012 decreased 15.8% to 19,298 compared to 22,909 in the same period in 2011.  Total student enrollment decreased 17.1% to 65,662 as of September 30, 2012 compared to 79,219 as of September 30, 2011.

The company provided the following information for the three and nine months ended September 30, 2012 and 2011:

Financial and Operating Data for the Three Months Ended September 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

				Increase/
	2012	2011		(Decrease)

Revenue	$314.7	$360.6		(12.7)%
Operating Income	$70.8	$109.9		(35.6)%
Operating Margin	22.5%	30.5%		(800) basis points
Net Income	$42.9	$67.3		(36.3)%
Earnings Per Share (diluted)	$1.83	$2.48		(26.2)%
New Student Enrollment	19,298	22,909		(15.8)%
Continuing Students	46,364	56,310		(17.7)%
Total Student Enrollment as of September 30th	65,662	79,219		(17.1)%
Persistence Rate as of September 30th (A)	69.8%	71.5%		(170) basis points
Revenue Per Student	$4,740	$4,580		3.5%
Cash and Cash Equivalents, Restricted Cash and
Investments as of September 30th	$175.2	$319.8		(45.2)%
Bad Debt Expense as a Percentage of Revenue	7.3%	3.8%		350 basis points
Days Sales Outstanding as of September 30th	26.1 days	14.3 days		11.8 days
Deferred Revenue as of September 30th	$119.1	$226.0		(47.3)%
Debt as of September 30th	$140.0	$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	23,443,000	27,098,000
Shares of Common Stock Repurchased	0	370,000	(B)
Number of New Colleges in Operation	1	5
Capital Expenditures, Net	$3.2	$7.8		(59.3)%

Financial and Operating Data for the Nine Months Ended September 30th
(Dollars in millions, except per share and per student data)
	2012		2011		Increase/ (Decrease)

Revenue	$986.4		$1,131.7		(12.8)%
Operating Income	$248.8		$380.5		(34.6)%
Operating Margin	25.2%		33.6%		(840) basis points
Net Income	$149.9		$231.7		(35.3)%
Earnings Per Share (diluted)	$6.20		$8.27		(25.0)%
Bad Debt Expense as a Percentage of Revenue	5.8%		3.9%		190 basis points
Revenue Per Student	$14,043		$13,721		2.3%
Weighted Average Diluted Shares of Common Stock Outstanding	24,200,000		28,035,000
Shares of Common Stock Repurchased	3,025,700	(C)	3,470,000	(D)
Number of New Colleges in Operation	6		6
Capital Expenditures, Net	$14.8		$20.0		(26.0)%
_______________

(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $29.6 million or at an average price of $79.94 per share.
(C)	For approximately $207.9 million or at an average price of $68.72 per share.
(D)	For approximately $248.1 million or at an average price of $71.50 per share.

The Company adjusted its 2012 internal goal for earnings per share from the range of $8.00 to $9.00 to an adjusted range of $8.00 to $8.10.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2012 third quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                                                                                   WEB SITE:
Lauren Littlefield, Director of Communications                                                                                                     www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	September 30, 2012	December 31, 2011	September 30, 2011
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$174,458	$228,993	$172,577
Short-term investments	0	148,488	146,799
Restricted cash	720	2,128	413
Accounts receivable, net	89,425	48,106	56,140
Deferred income taxes	19,284	9,759	6,760
Prepaid expenses and other current assets	18,331	18,814	19,565
Total current assets	302,218	456,288	402,254

Property and equipment, net	194,253	201,257	201,010
Deferred income taxes	39,499	33,267	37,068
Other assets	49,080	38,006	46,422
Total assets	$585,050	$728,818	$686,754

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$76,358	$78,876	$88,825
Accrued compensation and benefits	19,729	21,438	16,772
Other current liabilities	19,910	18,190	12,809
Deferred revenue	119,089	226,543	226,046
Total current liabilities	235,086	345,047	344,452

Long-term debt	140,000	150,000	150,000
Other liabilities	78,189	64,972	63,840
Total liabilities	453,275	560,019	558,292

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000
shares authorized, 37,068,904 issued	371	371	371
Capital surplus	203,095	189,573	186,009
Retained earnings	968,545	827,675	751,705
Accumulated other comprehensive (loss)	(8,970)	(9,479)	(4,498)
Treasury stock, 13,744,474, 10,969,425 and 10,405,882 shares, at cost	(1,031,266)	(839,341)	(805,125)
Total shareholders' equity	131,775	168,799	128,462
Total liabilities and shareholders' equity	$585,050	$728,818	$686,754

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011

Revenue	$314,747	$360,638	$986,366	$1,131,686

Costs and expenses:
Cost of educational services	133,948	141,262	409,829	421,460
Student services and administrative expenses	110,046	109,512	327,779	329,721
Total costs and expenses	243,994	250,774	737,608	751,181

Operating income	70,753	109,864	248,758	380,505
Interest income	125	716	1,308	2,341
Interest (expense)	(1,021)	(378)	(2,822)	(1,442)
Income before provision for income taxes	69,857	110,202	247,244	381,404
Provision for income taxes	26,997	42,884	97,311	149,700

Net income	$42,860	$67,318	$149,933	$231,704

Earnings per share:
Basic	$1.83	$2.51	$6.23	$8.34
Diluted	$1.83	$2.48	$6.20	$8.27

Supplemental Data:
Cost of educational services	42.6%	39.2%	41.5%	37.2%
Student services and administrative expenses	35.0%	30.4%	33.2%	29.1%
Operating margin	22.5%	30.5%	25.2%	33.6%
Student enrollment at end of period	65,662	79,219	65,662	79,219
Campuses at end of period	147	136	147	136
Shares for earnings per share calculation:
Basic	23,359,000	26,839,000	24,054,000	27,791,000
Diluted	23,443,000	27,098,000	24,200,000	28,035,000

Effective tax rate	38.7%	38.9%	39.4%	39.2%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$42,860	$67,318	$149,933	$231,704
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,930	6,486	22,045	20,368
Provision for doubtful accounts	22,873	13,864	57,480	44,018
Deferred income taxes	(6,021)	(5,831)	(16,097)	(13,008)
Excess tax benefit from stock option exercises	(3)	(167)	(1,382)	(1,145)
Stock-based compensation expense	4,291	4,166	13,046	12,838
Other	340	(820)	97	(3,237)
Changes in operating assets and liabilities:
Restricted cash	31	(26)	1,408	(158)
Accounts receivable	(38,623)	(22,963)	(98,799)	(31,221)
Accounts payable	(4,419)	22,817	(2,518)	20,905
Other operating assets and liabilities	(5,758)	5,035	1,008	29,071
Deferred revenue	(2,784)	(40,801)	(107,454)	(18,316)
Net cash flows from operating activities	19,717	49,078	18,767	291,819

Cash flows from investing activities:
Facility expenditures and land purchases	(108)	(1,454)	(493)	(3,129)
Capital expenditures, net	(3,185)	(7,827)	(14,820)	(20,013)
Proceeds from sales and maturities of investments and repayment of notes	553	52,317	216,724	312,709
Purchase of investments and note advances	0	(48,613)	(63,545)	(330,306)
Net cash flows from investing activities	(2,740)	(5,577)	137,866	(40,739)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	3	167	1,382	1,145
Proceeds from exercise of stock options	254	303	8,345	5,286
Debt issue costs	0	0	(1,525)	0
Proceeds from revolving borrowings	0	0	175,000	0
Repayments of revolving borrowings	(10,000)	0	(185,000)	0
Repurchase of common stock and shares tendered for taxes	(10)	(29,629)	(209,370)	(248,713)
Net cash flows from financing activities	(9,753)	(29,159)	(211,168)	(242,282)

Net change in cash and cash equivalents	7,224	14,342	(54,535)	8,798

Cash and cash equivalents at beginning of period	167,234	158,235	228,993	163,779

Cash and cash equivalents at end of period	$174,458	$172,577	$174,458	$172,577